FOR IMMEDIATE RELEASE First Financial Bank Announces Leadership Promotions Designed to Strengthen its Future Cincinnati, OH – September 15, 2026 – First Financial Bancorp. (Nasdaq: FFBC) is announcing several important leadership promotions and expanded executive responsibilities within the Company. The organizational changes, which are effective immediately, are designed to create opportunities for rising top talent, place future leaders into positions to learn and grow while senior leaders are in place, and support thoughtful succession planning across the organization. “Today’s announcement reflects the strength of our leadership team and our commitment to preparing First Financial for the future,” said Archie Brown, chief executive officer. “We have exceptional leaders stepping into expanded roles, and these changes position us to continue growing while delivering an outstanding experience for our clients and associates. We have prioritized succession planning during the past several years and are taking these organizational steps in order to ensure that First Financial continues to grow and succeed.” Archie Brown, who has served as president and chief executive officer of the Company since its merger with MainSource Financial Group in 2018, will continue as chief executive officer of First Financial Bancorp. and First Financial Bank, focused on strategy and execution. Jamie Anderson has been promoted to president of the Company and the Bank. Jamie has more than 26 years of banking experience, most recently serving as chief financial officer and chief operating officer of the Company. In addition to his role as president, he will retain the title of chief financial officer. Jamie previously served as chief financial officer of MainSource Financial Group. In his role as president, Jamie will focus on the operational management and financial performance of the bank, providing guidance and direction to the executive leadership team, implementing strategy, and reporting results to the board of directors. “Jamie has been an integral part of First Financial’s growth and success,” Brown continued. “He has provided critical financial counsel as the bank expanded our services and geographic reach through the recent acquisitions of several banks and specialty lending businesses. Jamie’s expertise and guidance have driven record financial results for the bank, and his leadership will enable us to continue delivering positive outcomes for our clients, associates, communities, and shareholders.” Mandy Neeley has been promoted to chief banking officer and will lead the core bank’s revenue- producing businesses, including commercial, wealth, consumer and mortgage. Mandy began her career more than 25 years ago as a part-time teller while attending college, after which she joined the Bank as a marketing coordinator. Most recently, Mandy has held the role of chief consumer banking and strategy officer, with responsibility over marketing, strategy, and the bank’s retail and consumer lines of business. Matt Reckman, chief commercial banking officer, is expanding his responsibilities to include leadership of commercial credit, corporate banking, investment real estate, and Bannockburn Capital Markets. Matt has more than 25 years of commercial banking experience. He has been with the bank since 2015 and has held key leadership positions including business capital relationship manager, managing director of middle market banking, and Cincinnati commercial market president. Karen Woods, general counsel and chief administration officer, is expanding her role to include responsibility for credit administration and audit. Karen has served as the general counsel since joining the Company in 2018, and as the chief administration officer since 2022. She previously served as the general counsel and chief risk officer for MainSource Financial Group. Karen will work with credit administration as the Bank shifts more responsibility for credit underwriting and decision-making into the lines of business, with credit administration focusing on monitoring the Bank’s overall asset quality. EXHIBIT 99.1

(Note: Pictures of Jamie Anderson, Mandy Neeley, Matt Reckman and Karen Woods are available in Dropbox.) About First Financial Bancorp. First Financial Bancorp. is a Cincinnati, Ohio based bank holding company. As of June 30, 2026, the Company had $22.4 billion in assets, $13.7 billion in loans, $17.6 billion in deposits and $3.0 billion in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its six lines of business: Commercial, Retail Banking, Investment Commercial Real Estate, Mortgage Banking, Commercial Finance and Wealth Management. These business units provide traditional banking services to business and retail clients. Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $4.6 billion in assets under management as of June 30, 2026. The Company operated 151 full service banking centers as of June 30, 2026, located in Ohio, Indiana, Kentucky and Illinois, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. In 2025, First Financial Bank received its second consecutive Outstanding rating from the Federal Reserve for its performance under the Community Reinvestment Act and was recognized as a Gallup Exceptional Workplace Award winner, one of only 70 Gallup clients worldwide to receive this designation. Additional information about the Company, including its products, services and banking locations, is available at www.bankatfirst.com. ### Media Contacts: Timothy Condron, Corporate Communications Director Email: media@bankatfirst.com Peter Osborne Email: peter.osborne@keypointpr.com